Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS

ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

Earnings Increase 33% to $0.25 Diluted Per Share

Net Sales Increase 16% to $59.6 Million

Reorder Sales Increase 18%

Pompano Beach, Florida, October 20, 2008 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2008.  Net income was $5.8 million or $0.25 diluted per share for the quarter ended September 30, 2008, compared to net income of $4.5 million or $0.18 diluted per share for the quarter ended September 30, 2007, an increase to earnings per share of 33%.  For the six months ended September 30, 2008, net income was $12.4 million or $0.53 diluted per share compared to net income of $10.7 million or $0.44 diluted per share for the six months ended September 30, 2007, an increase to earnings per share of 20%.  Net sales for the quarter ended September 30, 2008 were $59.6 million, compared to $51.5 million for the quarter ended September 30, 2007, an increase of 16%.  Net sales for the six months ended September 30, 2008 were $127.9 million, compared to $110.6 million for the six months ended September 30, 2007, also an increase of 16%.

Menderes Akdag, President and CEO, commented: “We are pleased to report that we had a highly profitable quarter by reducing operating expenses as a percentage of sales by 200 basis points compared to the same quarter last year. Our reorder sales increased by 18%, from $35.0 million to $41.4 million for the quarters ended September 30, 2007 and 2008, respectively, and for the six months ended September 30, 2008 our reorder sales increased by 17%, to $87.6 million, compared to $75.0 million for the six months in the prior year.  Our new order sales increased by 11% to $18.2 million for the quarter ended September 30, 2008, compared to $16.5 million for the same quarter the prior year.  We are also pleased to report that our net cash from operations increased by 45% to $18.7 million for the six months ended September 30, 2008 from $12.8 million for the same period the prior year.  Our continuing focus will be on capturing additional market share, and improving reorders and our customer service levels in fiscal 2009.  Additionally, the Company repurchased approximately 90,000 shares of its outstanding common stock for approximately $1.1 million during the second quarter of fiscal 2009.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call which is open to the public, dial (888) 455-1758 (toll free) or (210) 234-0009.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10 A.M. on October 20, 2008 until November 3, 2008 at 10:59 P.M.  To access the replay, call (866) 462-8984 (toll free) or (203) 369-1369, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2008.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2008	2008
	(UNAUDITED)
ASSETS

Current assets:
Cash and cash equivalents	$28,967,135	$20,267,829
Temporary investments	23,625,000	4,780,000
Accounts receivable, less allowance for doubtful
accounts of $41,340 and $32,040, respectively	2,030,071	1,575,263
Inventories - finished goods	14,583,895	17,909,549
Prepaid expenses and other current assets	1,415,362	691,859
Income taxes receivable	517,967	-
Total current assets	71,139,430	45,224,500

Long term investments	14,650,000	24,740,000
Property and equipment, net	1,940,566	1,903,294
Deferred income taxes	1,179,152	1,221,853
Intangible asset	365,000	365,000

Total assets	$89,274,148	$73,454,647

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,900,669	$4,358,774
Income taxes payable	-	185,243
Accrued expenses and other current liabilities	2,068,272	1,876,655

Total liabilities	9,968,941	6,420,672

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
2,500 convertible shares issued and outstanding with a
liquidation preference of $4 per share	8,898	8,898
Common stock, $.001 par value, 40,000,000 shares authorized;
23,772,528 and 23,734,067 shares issued, respectively	23,773	23,734
Additional paid-in capital	8,190,887	8,396,277
Retained earnings	71,081,649	58,639,343
Less treasury stock, at cost; 0 and 3,100 shares, respectively	-	(34,277)

Total shareholders' equity	79,305,207	67,033,975

Total liabilities and shareholders' equity	$89,274,148	$73,454,647

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Sales	$59,569,141	$51,537,197	$127,935,824	$110,564,432
Cost of sales	36,710,850	31,882,937	79,287,231	68,214,788

Gross profit	22,858,291	19,654,260	48,648,593	42,349,644

Operating expenses:
General and administrative	5,617,034	5,344,320	11,429,248	10,959,786
Advertising	8,659,586	8,072,127	18,719,709	16,554,908
Depreciation and amortization	162,076	151,715	317,628	279,649
Total operating expenses	14,438,696	13,568,162	30,466,585	27,794,343

Income from operations	8,419,595	6,086,098	18,182,008	14,555,301

Other income:
Interest income, net	352,403	481,051	661,718	873,253
Other, net	169,068	193,274	329,451	424,930
Total other income	521,471	674,325	991,169	1,298,183

Income before provision for income taxes	8,941,066	6,760,423	19,173,177	15,853,484

Provision for income taxes	3,119,969	2,234,697	6,730,871	5,144,674

Net income	$5,821,097	$4,525,726	$12,442,306	$10,708,810

Net income per common share:
Basic	$0.25	$0.19	$0.53	$0.44
Diluted	$0.25	$0.18	$0.53	$0.44

Weighted average number of common shares outstanding:
Basic	23,485,477	24,214,543	23,504,284	24,182,110
Diluted	23,669,854	24,467,039	23,670,893	24,401,570

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net income	$12,442,306	$10,708,810
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	317,628	279,649
Share based compensation	679,785	792,637
Deferred income taxes	42,701	(344,981)
Bad debt expense	39,288	22,870
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	(494,096)	(188,791)
Inventories - finished goods	3,325,654	1,136,121
Prepaid income taxes	(517,967)	(1,207,496)
Prepaid expenses and other current assets	(723,503)	102,244
Accounts payable	3,541,895	1,421,929
Income taxes payable	(185,243)	(229,321)
Accrued expenses and other current liabilities	191,617	356,318
Net cash provided by operating activities	18,660,065	12,849,989

Cash flows from investing activities:
Net change in investments	(8,755,000)	(5,725,000)
Purchases of property and equipment	(354,900)	(314,200)
Net cash used in investing activities	(9,109,900)	(6,039,200)

Cash flows from financing activities:
Purchases of treasury stock	(2,191,976)	(2,504,056)
Proceeds from the exercise of stock options	1,230,738	2,585,593
Tax benefit related to stock options exercised	110,379	181,473
Net cash (used in) provided by financing activities	(850,859)	263,010

Net increase in cash and cash equivalents	8,699,306	7,073,799
Cash and cash equivalents, at beginning of period	20,267,829	316,470

Cash and cash equivalents, at end of period	$28,967,135	$7,390,269

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$7,281,000	$6,745,000

Retirement of treasury stock	$2,226,253	$2,452,956

Exhibit 99.1 Page 4 of 4